CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26981) pertaining to the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc. of our report dated October 30, 1997, except for Notes B and E as to which the date is November 19, 1997, with respect to the consolidated financial statements and schedules of Galey & Lord, Inc. included in the Annual Report (Form 10-K) for the year ended September 27, 1997.

                                                               Ernst & Young LLP

Greensboro, North Carolina
December 17, 1997